EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of Arch Therapeutics, Inc. and Subsidiary (collectively, the “Company”) of our report dated November 19, 2019, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K for the years ended September 30, 2019 and 2018.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts

November 21, 2019